UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: May 12, 2010
(Date of earliest event reported)
ATS MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-18602

Minnesota (State or other jurisdiction of incorporation)	41-1595629 (IRS Employer Identification No.)
3905 Annapolis Lane N.
Minneapolis, Minnesota 55447
(Address of principal executive offices, including zip code)
(763) 553-7736
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1

Item 1.02. Termination of a Material Definitive Agreement.
On April 29, 2010, ATS Medical, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 28, 2010, with Medtronic, Inc., a Minnesota corporation (“Medtronic”), and Pilgrim Merger Corporation, a Minnesota corporation and wholly owned subsidiary of Medtronic (“Merger Sub”), pursuant to which Medtronic will acquire all of the outstanding shares of ATS Medical for the consideration specified therein (the “Merger”). Pursuant to the Merger Agreement, Medtronic also agreed to loan the Company and one or more of its subsidiaries advances in an aggregate amount not to exceed $30,000,000 on the terms set forth in a promissory note, security agreement and pledge agreement, forms of which are attached as exhibits to the Merger Agreement. In light of Medtronic’s agreement to provide this financing, the Company and Theodore C. Skokos agreed on May 12, 2010 to terminate the Subordinated Credit Agreement (the “Credit Agreement”), dated June 26, 2008, between the Company and Mr. Skokos, which provided for a two-year, $5,000,000 revolving credit facility. In connection with the termination, Mr. Skokos agreed to waive the 40 business days’ notice that would otherwise have been required to be delivered by the Company in order to terminate the Credit Agreement before its scheduled expiration date of June 29, 2010, and the Company agreed to pay Mr. Skokos a $50,000 fee (the “Fee”) equal to the commitment fees to which Mr. Skokos would otherwise have been entitled had the Credit Agreement been allowed to expire by its terms or had the Company honored the 40 business day notice period. The termination became effective upon delivery of the Fee to Mr. Skokos on May 14, 2010. Other than the Fee, there were no termination fees or penalties incurred by the Company in connection with the termination. As of the time the Credit Agreement was terminated, no borrowings thereunder were outstanding. The Credit Agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 2, 2008. Such Exhibit 10.1, and the description thereof contained in such Form 8-K, are incorporated herein by reference.
Mr. Skokos is a member of the Company’s Board of Directors. In addition, as a condition to Medtronic and Merger Sub entering into the Merger Agreement with the Company, Mr. Skokos, who is a significant shareholder of the Company, also entered into a voting agreement with Merger Sub pursuant to which Mr. Skokos agreed, among other things, to vote all of the shares of the Company’s common stock directly owned by him in favor of the approval of the Merger Agreement. In addition, as previously disclosed by the Company, Mr. Skokos and The Ted and Shannon Skokos Foundation (the “Skokos Foundation”) executed a commitment letter dated February 25, 2010 (the “Commitment Letter”) in favor of the Company, which provided for a four-year term loan of approximately $30,000,000. Mr. Skokos’ and the Skokos Foundation’s commitment to provide the loan expired on April 30, 2010, at which time the Company was required, pursuant to the terms of the Commitment Letter, to pay Mr. Skokos and the Skokos Foundation an aggregate break-up fee of $450,000.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption and Approval of the ATS Medical, Inc. 2010 Stock Incentive Plan
On May 12, 2010, at the Company’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”), the Company’s shareholders adopted and approved the ATS Medical, Inc. 2010 Stock Incentive Plan (the “Stock Incentive Plan”), which previously had been approved by the Company’s Board of Directors on March 31, 2010, subject to shareholder approval.
The purpose of the Stock Incentive Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock-based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders. The Stock Incentive Plan authorizes grants of incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance awards, stock awards and other stock-based awards (collectively, “Awards”) to the Company’s employees, officers, consultants, advisors and non-employee directors. The Company’s Board of Directors and Personnel and Compensation Committee have the authority to determine the type of Award as well as the amount, terms and conditions of each Award under the Stock Incentive Plan, subject to the limitations and other provisions of the Stock Incentive Plan. In the aggregate, 5,000,000 shares of the Company’s common stock are authorized for Awards under the Stock Incentive Plan. The number of shares available for Awards, as well as the terms of outstanding Awards, are subject to adjustment as provided in the Stock Incentive Plan for stock splits, stock dividends, recapitalizations and other similar events. Unless terminated by the Board of Directors, the Stock Incentive Plan will terminate on March 31, 2020. No awards may be made after that date. The Board of Directors may amend, alter, suspend, discontinue or terminate the Stock Incentive Plan at any time, subject, in certain circumstances, to shareholder approval.
The above description of the Stock Incentive Plan is qualified in its entirety by reference to the full text of the Stock Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. A more detailed summary of the Stock Incentive Plan can be found in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2010.
Approval of the Amendment to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan
At the Annual Meeting, the Company’s shareholders also approved an amendment to the ATS Medical, Inc. 1998 Employee Stock Purchase Plan (the “Stock Purchase Plan”), increasing the number of shares of the Company’s common stock available under the Stock Purchase Plan by 500,000 shares. Under the Stock Purchase Plan, employees of the Company and its designated subsidiaries can purchase shares of the Company’s common stock at a discount at the end of any purchase period. No other amendments to the Stock Purchase Plan were approved by the Company’s shareholders at the Annual Meeting. A detailed summary of the Stock Purchase Plan can be found in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2010.
As previously disclosed in a Current Report on Form 8-K filed by the Company on May 4, 2010, on April 28, 2010, in connection with its approval of the Merger and the Merger Agreement and as required under the terms of the Merger Agreement, the Company’s Board of Directors approved an amendment to the Stock Purchase Plan, effective following the execution and delivery of the Merger Agreement, to provide that the final purchase period under the Stock Purchase Plan would end on April 30, 2010 and that there would be no subsequent purchase periods.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The following proposals were approved by the Company’s shareholders at the Annual Meeting:
•	The election of seven directors to the Company’s Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

•	The adoption and approval of the Stock Incentive Plan;

•	The approval of an amendment to the Stock Purchase Plan to increase the number of shares of the Company’s common stock that may be purchased under the plan by 500,000 shares; and

•	The ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

The voting results were as follows:

					Broker
	For	Withhold	Against	Abstain	Non-Votes
Election of Directors:
Michael D. Dale	48,182,279	399,646	—	—	13,961,076
Steven M. Anderson	48,236,946	344,979	—	—	13,961,076
Robert E. Munzenrider	47,304,192	1,277,733	—	—	13,961,076
Guy P. Nohra	48,221,423	360,502	—	—	13,961,076
Eric W. Sivertson	48,137,450	444,475	—	—	13,961,076
Theodore C. Skokos	47,996,066	585,859	—	—	13,961,076
Martin P. Sutter	48,241,096	340,829	—	—	13,961,076

Adoption and approval of the Stock Incentive Plan	41,926,041	—	6,404,655	251,229	13,961,076

Approval of amendment to the Stock Purchase Plan to increase the number of shares of the Company’s common stock that may be purchased under the plan by 500,000 shares	47,598,595	—	757,965	225,365	13,961,076

Ratification of Grant Thornton LLP	62,123,806	—	283,022	104,716	—
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	ATS Medical, Inc. 2010 Stock Incentive Plan.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATS MEDICAL, INC.
By:	/s/ Michael R. Kramer
Michael R. Kramer
Chief Financial Officer

Date: May 18, 2010

EXHIBIT INDEX
10.1	ATS Medical, Inc. 2010 Stock Incentive Plan.